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                                                                     EXHIBIT 5.2
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                          [NET2PHONE, INC. LETTERHEAD]




                                December 1, 2000



Net2Phone, Inc.
520 Broad Street
Newark, NJ 07102

Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     I have assisted in the preparation of the Registration Statement on Form S-8 ("Registration Statement") to be filed by Net2Phone, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on or about the date hereof in connection with the registration of 5,370,218 shares (the "Shares") of the Company's common stock, par value $0.01 per share, which may be issued to eligible participants under the Net2Phone, Inc. 1999 Amended and Restated Stock Option and Incentive Plan (the "Plan"). In connection with that registration, I have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company.

     In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies.

     The opinions expressed herein are limited solely to the General Corporation Law of the State of Delaware. I express no opinion on the laws of any other jurisdiction or the applicability or effect of any such laws or principles.

     Subject to the foregoing, I am of the opinion that:

     (1) The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

     (2) The Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully-paid and non-assessable.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,

                              /s/ Glenn J. Williams
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                              Glenn J. Williams
                              General Counsel